UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 27, 2006

FRESH BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	000-32825	39-2019963
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2215 Union Avenue, Sheboygan, Wisconsin 53081
(Address of principal executive offices, including zip code)
(920) 457-4433
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

        On February 27, 2006, at a special meeting of the shareholders of Fresh Brands, Inc. (the “Company”), the shareholders of the Company voted to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 5, 2005, by and among the Company, Certified Holdings, Inc. (now known as Certifresh Holdings, Inc.), a Delaware corporation, and Pillow Acquisition Corp., a Wisconsin corporation and a wholly owned subsidiary of Certifresh Holdings, Inc., pursuant to which, among other things, Pillow Acquisition Corp. will merge with and into the Company. Certifresh Holdings, Inc. and Pillow Acquisition Corp. are affiliates of Certified Grocers Midwest, Inc. The parties intend to complete and effect the merger within the next several days. A copy of the press release issued by the Company in connection with the shareholder approval is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

99.1	Press Release of Fresh Brands, Inc., issued February 27, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH BRANDS, INC.
Date: February 27, 2006	By: /s/ John H. Dahly
John H. Dahly, Chief Financial Officer

FRESH BRANDS, INC.

Exhibit Index to Current Report on Form 8-K
Dated February 27, 2006

Exhibit
Number

99.1	Press Release of Fresh Brands, Inc., issued February 27, 2006.

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